Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
QUARTERLY CASH DIVIDEND

Houston, Texas (Thursday, February 22, 2018) -- Adams Resources & Energy, Inc. (NYSE MKT: AE) (“Adams” or the “Company”) today announced that its Board of Directors declared a quarterly cash dividend in the amount of $0.22 per common share for the fourth quarter of 2017, payable on March 23, 2018 to shareholders of record as of close of business on March 9, 2018.

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk and ISO tank container storage and transportation. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Josh C. Anders
EVP, Chief Financial Officer
janders@adamsresources.com
(281) 974-9442